EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-248767 of Form S-1, No. 333-256409 on Form S-8, and No. 333-279175 on Form S-3 of our report dated March 3, 2026, relating to the consolidated financial statements and financial statement schedule of Crexendo, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Crexendo Inc. and subsidiaries for the year ended December 31, 2025.

/s/ URISH POPECK & CO., LLC

Pittsburgh, PA